[Letterhead of Steven Rosenthal P.A.]

Exhibit 8.1

December 13, 2011

Inuvo, Inc.

15550 Lightwave Drive, Suite 300

Clearwater, FL 33760

Gentlemen:

We have acted as counsel to Inuvo, Inc., a Nevada corporation (“Inuvo”), in connection with the Merger, as defined in the Agreement and Plan of Merger dated as of October 16, 2011 by and among Inuvo; Vertro, Inc., a Delaware corporation (“Vertro”); and Anhinga Merger Subsidiary, Inc., a Delaware corporation that is a wholly-owned subsidiary of Inuvo (“Merger Sub”) (the “Agreement”). This opinion is being delivered to you in connection with the Registration Statement on Form S-4, which includes the joint proxy statement/prospectus, filed on December 13, 2011, as amended through the effective date thereof (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). Unless otherwise indicated, all defined terms used herein shall have the meanings assigned to them in the Agreement.

In rendering our opinion set forth below, we have examined and relied upon, without independent investigation or verification, the accuracy and completeness, both initially and continuing as of the Effective Time, of the facts, information, representations, covenants and agreements contained in originals or copies, certified or otherwise identified to our satisfaction, of the Agreement, the Registration Statement, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. In addition, we have relied upon the accuracy and completeness, both initially and continuing as of the Effective Time, of certain statements, representations, covenants and agreements made by Vertro, Inuvo, and Merger Sub, including factual statements and representations set forth in the letters dated as of the date hereof from officers of Vertro and from officers of Inuvo (on behalf of Inuvo and Merger Sub) (the “Representation Letters”). We have assumed that the Representation Letters have been executed by the appropriate authorized officers of Vertro and Inuvo who have knowledge regarding the matters addressed therein. For purposes of rendering our opinion, we have assumed that such statements, representations, covenants and agreements are, and will continue to be as of the Effective Time, true and correct without regard to any qualification as to knowledge. We have assumed that all statements, representations, and covenants made with a knowledge qualifier by any party are in fact true and accurate. We have assumed that all documents submitted to us have been or will be duly executed and validly signed (and filed, where applicable) to the extent required in the same form as they have been provided to us and that each document submitted to us will be legal, valid, binding, and enforceable. Our opinion assumes and is expressly conditioned on, among other things, the initial and continuing accuracy and completeness of the facts, information, representations, covenants and agreements set forth in the documents referred to above and the statements, representations, covenants and agreements made by Vertro, Inuvo, and Merger Sub, including those set forth in the Representation Letters.

Inuvo, Inc.

December 13, 2011

In our examination, we have assumed without independent investigation or verification: the genuineness of all signatures; the legal capacity of natural persons; the authenticity of all documents submitted to us as originals; the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such documents; and the enforceability of all documents in accordance with their terms. We also have assumed that the transactions related to the Merger or contemplated by the Agreement will be consummated in accordance with the Agreement and as described in the Registration Statement, that none of the terms and conditions contained therein will have been waived or modified in any respect prior to the Effective Time, and that the parties to the transactions will report the federal income tax and financial accounting consequences of the Merger consistent with the Agreement and the conclusions set forth below.

In rendering our opinion, we are expressing our views only as to federal income tax laws of the United States. Our opinion is based on the Code, Treasury Regulations promulgated thereunder (the “Regulations”), pertinent judicial authorities, rulings of the Internal Revenue Service and such other authorities as we have considered relevant, in each case, as in effect on the date hereof. It should be noted that such laws, the Code, the Regulations, judicial decisions, administrative interpretations and such other authorities are subject to change at any time and, in some circumstances, with retroactive effect. A change in any of the authorities upon which our opinion is based, or any variation or difference in any fact from those set forth or assumed herein or in the Registration Statement, the Agreement or the Representation Letters, could affect our conclusions herein.

It should be noted that no ruling has been sought from the Internal Revenue Service with respect to the federal income tax consequences of the Merger. This opinion expresses our best judgment regarding the matters discussed herein and is not binding on the Internal Revenue Service, any other tax authority, or any court. No assurance can be given that a position contrary to that expressed herein will not be asserted by a tax authority and ultimately be sustained by a court.

BECAUSE THIS OPINION MAY BE CONSIDERED A LIMITED SCOPE OPINION UNDER TREASURY DEPARTMENT CIRCULAR 230, WE ARE REQUIRED TO NOTIFY YOU THAT THIS OPINION IS LIMITED TO THE ISSUES ADDRESSED HEREIN, ADDITIONAL ISSUES MAY EXIST THAT COULD AFFECT THE TAX TREATMENT OF THE TRANSACTION DESCRIBED HEREIN AND THIS OPINION DOES NOT CONSIDER OR PROVIDE A CONCLUSION WITH RESPECT TO ANY ADDITIONAL ISSUES, OR WITH RESPECT TO ANY SIGNIFICANT FEDERAL TAX ISSUES OUTSIDE THE LIMITED SCOPE OF THIS OPINION. THE OPINION WAS NOT WRITTEN AND MAY NOT BE USED BY ANY PERSON TO AVOID PENALTIES.

Inuvo, Inc.

December 13, 2011

Based solely upon and subject to the foregoing, (i) we are of the opinion that under current United States federal income tax law, the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code, and (ii) we hereby confirm that the opinions set forth in the Section entitled “Material U.S. Federal Income Tax Consequences of the Merger” of the Registration Statement on Form S-4 are our opinions.

Except as expressly set forth above, we express no opinion to any party as to any tax or other legal consequences, whether federal, state, local or foreign, of the Merger or of any transaction related to or contemplated by the Merger.

In rendering this opinion, we have assumed that Porter Wright Morris & Arthur, LLP has delivered, and has not withdrawn, an opinion with respect to the Merger that is substantially similar to this one.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name under the heading “Legal Matters” in the Registration Statement as well as in the Section entitled “Material U.S. Federal Income Tax Consequences of the Merger.” In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

This opinion is expressed and effective as of the date of the Registration Statement, is addressed only to the addressee listed above, and we are under no obligation to supplement, update or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date of the Registration Statement or the impact of any information, document, certificate, record, statement, representation, covenant or assumption relied upon herein that becomes incorrect or untrue.

Very truly yours,

/s/ Steven Rosenthal, P.A.

STEVEN ROSENTHAL, P.A.